EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE RETAIL STORES, INC. REPORTS PRELIMINARY
FOURTH QUARTER AND FISCAL YEAR 2004 FINANCIAL RESULTS

~ Comparable Store Sales Increased 17% for the Fourth Quarter and 16% for the Fiscal Year ~
~ Earnings Per Share Increased 55% to $0.85 for the Fourth Quarter and 85% to $1.57 for the
Full Year ~
~ Adjusted Earnings Per Share was $0.95 for the Fourth Quarter and $1.67 for the Full Year ~
~ Company Raises Fiscal 2005 Outlook ~

           Secaucus, New Jersey – March 10, 2005 – The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE) today reported preliminary unaudited financial results for the fourth quarter and fiscal year ended January 29, 2005. As discussed below, all results presented in this press release exclude the effect of any potential corrections to the Company’s lease-related accounting practices in light of a recent SEC clarification.

Fourth Quarter

           Net sales for the fourth quarter increased 97% to $462.1 million, compared with $234.6 million for the same period in 2003. Fourth quarter sales results included 10 weeks of sales totaling $163.4 million from the Disney Store North America, which was acquired as of November 21, 2004. Comparable store sales at The Children’s Place stores increased 17% in the quarter, on top of a 9% increase for the same period last year. The Company’s fourth quarter net income was $24.0 million and income before extraordinary gain was $23.7 million, as compared to net income of $15.2 million for the fourth quarter last year. The extraordinary gain, net of taxes, of $0.3 million, in the fourth quarter of 2004, resulted from the acquisition of Disney Store North America, and represents the excess of the fair value of assets acquired and liabilities assumed over the amounts paid for the Disney Store North America business. Fourth quarter earnings per share were $0.85, compared to earnings per share of $0.55 in the fiscal 2003 period. Earnings per share before the extraordinary gain were $0.84 in the fourth quarter.

           To facilitate the analysis of net income, the Company has adjusted fourth quarter and fiscal 2004 net income to exclude a non-cash item and the extraordinary gain mentioned above, both associated with the Disney Store North America acquisition. The Company has excluded such items, because it does not believe they are indicative of the core business and that the adjusted presentation is a beneficial supplemental disclosure to investors in analyzing its past and future performance. Adjusted net income was $26.8 million in the fourth quarter 2004, a 76% increase over net income of $15.2 million in fiscal 2003. Adjusted earnings per share were $0.95 in the fourth quarter, a 73% increase over earnings per share of $0.55 in the fiscal 2003 period. Accompanying this press release is a reconciliation of net income to adjusted net income for the fourth quarter and fiscal year ended January 29, 2005.

           The Company opened 17 Children’s Place stores and closed one store during the fourth quarter. In addition, consistent with its plans, the Company closed seven Disney Stores.

Fiscal Year 2004

           Net sales for the fiscal year increased 45% to $1.157 billion, from $797.9 million in 2003. Fiscal 2004 sales results included 10 weeks of sales totaling $163.4 million from the Disney Store North America. Comparable store sales at The Children’s Place stores increased 16% for the fiscal year, compared to a 4% increase last year. Net income was $43.3 million and income before extraordinary gain was $43.0 million, compared to net income of $23.0 million last year. Fiscal 2004 earnings per share were $1.57 compared to earnings per share of $0.85 in fiscal 2003. Earnings per share before the extraordinary gain were $1.56 in fiscal 2004.

           Adjusted net income, as defined above, was $46.1 million in fiscal 2004, a 100% increase over net income of $23.0 million in fiscal 2003. Adjusted earnings per share were $1.67 compared to earnings per share of $0.85 in 2003.

           The Company opened 62 Children’s Place stores and closed three stores during the fiscal year. In addition, the Company closed seven Disney Stores.

           “Fiscal 2004 was a remarkable year. We are pleased with our fourth quarter and full year financial performance, as evidenced by our strong revenues and earnings results,” said Ezra Dabah, Chairman and Chief Executive Officer of The Children’s Place. “Especially gratifying is that we achieved our strong results while consummating and seamlessly integrating the Disney Store business. This is a testament to the team, the teamwork, and the infrastructure we have in place.”

           Mr. Dabah concluded, "The Children's Place brand achieved new heights, while the Disney Store acquisition gives us an extraordinary new platform for growth and earnings. We are intent on continuing our strong growth into 2005, and are confident that our business is well-positioned to achieve profitable growth over the long term."

Outlook

           The Company now anticipates fiscal 2005 earnings per share in the range of $2.10 to $2.20, before any changes made to the way the Company accounts for lease-related transactions, a non-cash item associated with the Disney Store acquisition, and the effect of new accounting rules requiring the expensing of stock options. The Company plans to initiate the expensing of stock options prospectively beginning with the third quarter of fiscal 2005, in accordance with the requirements of FASB Statement No. 123R.

Lease-Related Accounting Practices

           As previously announced and as discussed above, the Company is re-evaluating its lease-related accounting practices in light of a recent SEC clarification. While this evaluation has not been completed, and therefore no decisions have been made, management believes that a restatement of the Company’s previously issued financial statements is likely.

           Management continues to believe that any correction to the Company’s lease-related accounting practices, if necessary, would not have a material impact on net income for the year ended January 29, 2005, nor will any potential restatement have any impact on net sales, comparable store sales or overall cash flows for any period. Further, any correction to the Company’s lease accounting practices would not materially impact its anticipated results of operations for the year ending January 28, 2006. The Company is in the process of completing its analysis, which it will review with its audit committee and independent auditors, and will report the results of its review as soon as it has been completed.

Conference Call Information

           The Children’s Place will host a webcast of its fourth quarter conference call today at 10:00 a.m., Eastern Time. Interested parties are invited to listen to the call at the Company’s web site, www.childrensplace.com. An archive of the webcast will be available on the site through Thursday, March 17, 2005.

About The Children’s Place Retail Stores, Inc.

           The Children’s Place Retail Stores, Inc. is a leading specialty retailer of children’s merchandise, ages newborn to ten years old. The Company designs, contracts to manufacture and sells high-quality, value-priced apparel and accessories under the “The Children’s Place” brand name. As of February 26, 2005, the Company operated 750 The Children’s Place stores in North America and owns the subsidiary that operates 306 Disney Stores in North America. The Company also sells The Children’s Place merchandise through its virtual store located at www.childrensplace.com.

Use of Non-GAAP Measures

           Adjusted net income and adjusted earnings per share are “Non-GAAP financial measures” as defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Company has excluded a non-cash item and the extraordinary gain, both associated with the Disney Store North America acquisition, because it does not believe they are indicative of the core business. The Company is providing adjusted financial information as an addition to, and not as a substitute for, financial measures presented in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the adjusted presentation is a beneficial supplemental disclosure to investors in analyzing its past and future performance. Accompanying this press release is a reconciliation of net income to adjusted net income for the fourth quarter and fiscal year ended January 29, 2005.

           This press release and above referenced call may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers or listeners (on the call) are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Children's Place or any other person that the events or circumstances described in such statement are material.

Contact:	The Children's Place Seth Udasin, Chief Financial Officer, 201/558-2409 Heather Anthony, Director, Investor Relations, 201/558-2865

THE CHILDREN’S PLACE RETAIL STORES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)1
(Unaudited)

                                                           13 Weeks Ended:                      52 Weeks Ended:
                                                          -----------------                    -----------------
                                                  January 29,      January 31,            January 29,       January 31,
                                                      2005            2004                    2005             2004
                                                      -----           -----                  ------            ------

Net sales                                         $   462,108      $   234,569          $   1,157,548       $   797,938
Cost of sales                                         284,322          133,952                715,623           485,671
                                                  ------------     ------------         --------------      ------------
Gross profit                                          177,786          100,617                441,925           312,267
Selling, general and
  administrative expenses                             129,003           65,831                329,916           235,293
Asset impairment charges                                  164              448                    164               448
Depreciation and amortization                          10,724           10,471                 41,920            40,028
                                                  ------------     ------------         --------------      ------------
Operating income                                       37,895           23,867                 69,925            36,498
Interest expense (income), net                            177             (127)                    22              (255)
Income before income taxes and
     extraordinary gain                                37,718           23,994                 69,903            36,753
Provision for income taxes                             14,031            8,819                 26,912            13,796
                                                  ------------     ------------         --------------      ------------
Income before extraordinary gain                       23,687           15,175                 42,991            22,957
Extraordinary gain (net of taxes)                         273               --                    273                --
                                                  ------------     ------------         --------------      ------------
Net income                                        $    23,960       $   15,175          $      43,264       $    22,957
                                                  ============     ============         ==============      ============
Basic income per share                            $      0.88       $     0.57          $        1.61       $      0.86
Basic weighted average number
    of shares outstanding                              27,076           26,726                 26,919            26,646
Diluted income per share before
     extraordinary gain                           $      0.84       $     0.55          $        1.56       $      0.85
Diluted income per share                          $      0.85       $     0.55          $        1.57       $      0.85
Diluted weighted average number
  of shares outstanding                                28,106           27,510                 27,633            27,099

   1These condensed consolidated statements of income exclude the effects of any potential corrections to the Company’s lease-related accounting practices in light of a recent SEC clarification.

THE CHILDREN'S PLACE RETAIL STORES, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(In thousands, except per share amounts)1
(Unaudited)

                                           13 Weeks Ended January 29, 2005          52 Weeks Ended January 29, 2005
                                           --------------------------------        ---------------------------------
                                         Reported      Adjustments     Adjusted     Reported     Adjustments   Adjusted
                                        ----------    -------------   ----------   ----------   ------------- ----------
Net sales                             $   462,108      $     --      $   462,108    $ 1,157,548    $    --    $ 1,157,548
Cost of sales2                            284,322         (5,044)        279,278        715,623      (5,044)      710,579
                                      ------------     -----------   -----------    ------------   ---------- -------------
Gross profit                              177,786          5,044         182,830        441,925       5,044       446,969
Selling, general and
  administrative expenses                 129,003            --          129,003        329,916         --        329,916
Asset impairment charges                      164            --              164            164         --            164
Depreciation and amortization              10,724            --           10,724         41,920         --         41,920
                                      ------------     -----------   -----------    ------------   ---------- -------------
Operating income                           37,895          5,044          42,939         69,925       5,044        74,969
Interest expense (income), net                177             --             177             22         --             22
                                      ------------     -----------   -----------    ------------   ---------- -------------
Income before income taxes and
     extraordinary gain                    37,718          5,044          42,762         69,903       5,044        74,947
Provision for income taxes                 14,031          1,942          15,973         26,912       1,942        28,854
                                      ------------     -----------   -----------    ------------   ---------- -------------
Income before extraordinary gain           23,687          3,102          26,789         42,991       3,102        46,093
Extraordinary gain (net of taxes)3            273           (273)              0            273        (273)            0
Net income                            $    23,960      $   2,829     $    26,789    $    43,264    $  2,829   $    46,093
                                      ============     ===========   ===========    ============   ========== =============

Basic income per share                $      0.88      $    0.11     $      0.99    $      1.61    $   0.10   $      1.71
Basic weighted average number
    of shares outstanding                  27,076         27,076          27,076         26,919      26,919        26,919

Diluted income per share              $      0.85      $    0.10     $      0.95    $      1.57    $   0.10   $      1.67
Diluted weighted average number
of shares outstanding                      28,106         28,106          28,106         27,633      27,633        27,633

1   This reconciliation of net income to adjusted net income excludes the effects of any potential corrections to the Company’s lease-related accounting practices in light of a recent SEC clarification.

2   The adjustment reverses the higher cost of sales resulting from the write-up of the acquired Disney Store inventory to its fair value from the value determined under the retail inventory method for the inventory that was sold during the 10 weeks ended January 29, 2005. Approximately $1.2 million fair value inventory write-up remains on the balance sheet as of January 29, 2005. The Company expects this remaining balance will be recorded as a cost of sales during the first quarter of fiscal 2005 as the remaining acquired inventory is sold.

3   The extraordinary gain represents the fair value of assets acquired and liabilities assumed in excess of amounts paid to acquire the Disney Store North America.

THE CHILDREN'S PLACE RETAIL STORES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS1
(In thousands)
(Unaudited)

                                                    January 29, 2005          January 31, 2004
                                                   ------------------        -------------------
    Current assets:

    Cash and cash equivalents                      $     165,196            $        74,772
    Accounts receivable                                   23,987                      8,462
    Inventories                                          161,970                     96,128
    Other current assets                                  40,427                     20,070
                                                   --------------           ----------------
    Total current assets                                 391,580                    199,432

    Property and equipment, net                          153,140                    146,707
    Other assets, net                                     12,350                     13,527
                                                   --------------           ----------------
    Total assets                                   $     557,070            $       359,666
                                                   ==============           ================
    Current liabilities:

    Revolving credit facility                      $      37,268            $             0
    Accounts payable                                      78,106                     35,173
    Accrued expenses and
       other current liabilities                         100,657                     49,984
                                                   --------------           ----------------
    Total current liabilities                            216,031                     85,157

    Other liabilities                                     28,472                     17,504
                                                   --------------           ----------------
    Total liabilities                                    244,503                    102,661

    Stockholders' equity                                 312,567                    257,005
                                                   --------------           ----------------
    Total liabilities and stockholders' equity     $     557,070              $     359,666
                                                   ==============           ================

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   2 These condensed balance sheets exclude the effects of any potential corrections to the Company’s lease-related accounting practices in light of a recent SEC clarification.